                         CERTIFICATE OF INCORPORATION

                                     OF

                          NEW YORK LIBRA CORPORATION


                               ARTICLE FIRST

   The name of the corporation is New York Libra Corporation (the
"Corporation").

                              ARTICLE SECOND

   The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                               ARTICLE THIRD

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                              ARTICLE FOURTH

   The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of the par value of $1.00 per share. All such shares shall be of one class and shall be designated "Common Stock".

                               ARTICLE FIFTH

   The name and mailing address of the sole incorporator is as follows:


        Name                      Address
        ----                      -------
        Frank P. Nocco            Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, N.Y. 10019

                               ARTICLE SIXTH

   For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

       (a) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws of the Corporation;

       (b) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the By-laws of the Corporation;

       (c) in addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-laws of the Corporation;

       (d) any director or any officer elected or appointed by the stockholders or by the Board of Directors, or any Committee thereof, may be removed at any time by a unanimous consent of the stockholders or in such other manner as shall be provided in the By-laws of the Corporation; and

       (e) unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                               ARTICLE SEVENTH

   No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for


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liability (i) for any breach of the director's duty of loyalty to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                               ARTICLE EIGHTH

   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

       (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum;

       (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

       (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

   Common or interested directors shall be counted in determining the presence of a quorum at a meeting of the

Board of Directors or of a committee which authorizes such contract or transaction. No director or officer shall be liable to account to the Corporation for any profit realized by him from or through such contract or transaction solely by reason of the fact that he or any other corporation, partnership, association, or other organization in which he is a director or officer, or has a financial interest, was interested in such contract or transaction.

                               ARTICLE NINTH

   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by said laws except as the By-laws of the Corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, including insurance purchased and maintained by the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                               ARTICLE TENTH

   The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article TENTH.

   IN WITNESS WHEREOF, I, Frank P. Nocco, the sole incorporator of New York Libra Corporation, have executed this Certificate of Incorporation on this 24th day of May, 1990, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Certificate of Incorporation are true.


                                       /s/ Frank P. Nocco
                                       --------------------------
                                       Frank P. Nocco
                                       Sole Incorporator

                          CERTIFICATE OF AMENDMENT

                                      OF

                        CERTIFICATE OF INCORPORATION

                                      OF

                         NEW YORK LIBRA CORPORATION

   NEW YORK LIBRA CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

   FIRST: That the Board of Directors of said corporation by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

       "RESOLVED that the Board of Directors deems it advisable and in the best interests of the Corporation that the Certificate of Incorporation of the Corporation be, and it hereby is, amended (the "Amendment") by changing Article FIRST thereof so that, as amended, said Article shall be and read as follows:

                         "ARTICLE FIRST

       The name of the corporation is IBM Information Products Corporation (the "Corporation")."

   SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of said corporation has given its unanimous written consent to said amendment in accordance with Section 228(a) of the DGCL.

       THIRD: That the amendment set forth above has been duly adopted in accordance with the applicable provisions of Sections 242 and 228 (a) of the DGCL.

       IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation of the Corporation has been signed by the President and attested to by the Assistant Secretary of the Corporation this 13th day of December, 1990.

                                       NEW YORK LIBRA CORPORATION

                                       by: /s/ Marvin L. Mann
                                           ----------------------
                                           Name: Marvin L. Mann
                                           Title: President


Attest:

By: /s/ John E. Hickey
    --------------------------
    Name: John E. Hickey
    Title: Assistant Secretary

                          CERTIFICATE OF AMENDMENT

                                      OF

                        CERTIFICATE OF INCORPORATION

                                      OF

                     IBM INFORMATION PRODUCTS CORPORATION

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

   IBM INFORMATION PRODUCTS CORPORATION, a corporation organized under the General Corporation Law of the State of Delaware (the
"Corporation"), hereby certifies as follows:

   1. The Certificate of Incorporation of the Corporation is hereby amended, as authorized by Section 242 of the General Corporation Law of the State of Delaware to change the name of the Corporation to LEXMARK INTERNATIONAL, INC.

   2. To effect such amendment, ARTICLE FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                         "ARTICLE FIRST

       The name of the corporation is Lexmark International, Inc.
   (the "Corporation")."

   2. The amendment set forth was duly adopted by written consent of the Board of Directors of the

Corporation in accordance with the provisions of Sections 242 and 141 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Joseph L. Rice, III, its Vice President, and attested by Donald J. Gogel, its Secretary, this 27th day of March, 1991.


                                  IBM INFORMATION PRODUCTS CORPORATION

                                  By:  /s/ Joseph L. Rice, III
                                       --------------------------
                                       Joseph L. Rice, III
                                       Vice President



ATTEST:


By:  /s/ Donald J. Gogel
     --------------------------
     Donald J. Gogel
     Secretary